UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of Earliest Event Reported):          August 31, 2006


                          TRINITY LEARNING CORPORATION
                   __________________________________________
             (Exact name of registrant as specified in its charter)

             Utah                 0-8924                         73-0981865
   _____________________       _____________                   ______________
(State or other jurisdiction   (Commission                   (I.R.S. Employer
      of incorporation)        File Number)                  Identification No.)

        4101 International Parkway  Carrollton, Texas          75007
             _________________________________              ___________
          (Address of principal executive offices)          (Zip Code)


   Registrant's telephone number, including area code:          (972) 309-4000

                                 Not Applicable
                 ______________________________________________
           Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICER.

     On July 24, 2006 the Board of Directors of Trinity Learning Corporation (the "Company") approved the appointment of Dennis Cagan to serve as the permanent President and Chief Executive Officer of the Company, and for such appointment to be effective upon the closing of the Laurus Master Fund, Ltd. financing transaction (the "Financing Transaction"). As reported by the Company in its Current Report filed with the Securities and Exchange Commission (the "SEC") on Form 8-K on September 6, 2006, the Financing Transaction was entered into by the Company on August 31, 2006. Mr. Cagan has been previously serving as interim President and CEO of the Company, as previously reported by the Company in its Current Report filed with the SEC on Form 8-K (the "Current Report") on May 9, 2006. Further information about Mr. Cagan is set forth in the Current Report and Registration Statement filed by the Company on Form SB-2 (the "Registration Statement") with the SEC on June 14, 2006.

     Also, on September 1, 2006 the Board of Directors appointed Patrick Quinn, the Company's Chief Financial Officer, to also serve as the Chief Operating Officer of the Company, and for such appointment to be effective upon the closing of the Financing Transaction. Further information about Mr. Quinn in contained in the Company's Annual Report filed with the SEC on Form 10-KSB for the year ended June 30, 2005 and in the Registration Statement.

     In addition, the Company entered into a fulltime employment agreement (the "Agreement") with Mr. Cagan, dated as September 1, 2006. The Agreement is effective for a term beginning on the date of the Agreement and terminating on December 31, 2009 (the "Employment Period"), unless earlier terminated as provided in the Agreement. The Agreement may also be renewed by mutual written agreement between Mr. Cagan and the Company. Mr. Cagan' base compensation under the Agreement is $250,000 per year. Furthermore, Mr. Cagan shall be awarded pursuant to the Agreement the amount of stock options equal to 3% of the total number of fully diluted equity composed of the sum of (i) the number of shares of common stock of the Company outstanding on the date of the grant, (ii) the total amount of all granted options outstanding on the date of the grant (regardless of vesting), and (iii) the total amount of stock options authorized to be granted by the Company under the 2002 Stock Option Plan (including any increases authorized by the board of directors within the fourth quarter of the 2006 calendar year) (the "Options"). The Options shall vest as follows: 1/3 to vest on the date of the Agreement, and with 1/36 of the balance to vest each month over a 36 month period beginning on the date of the Agreement; provided that upon a change of control (as defined in the Agreement), 100% of all unvested options will vest, and provided further that in the event that Mr. Cagan's employment is terminated pursuant to Section 4(d)(i) of the Agreement, then he shall be entitled to an acceleration of vesting of 1/2 of the remaining unvested Options. Furthermore, Mr. Cagan is entitled to certain bonus compensation based on certain Company benchmarks as set forth in Exhibit A annexed to the Agreement.

     The Company is required to promptly reimburse Mr. Cagan for all business related out-of-pocket expenses reasonably incurred in performing his responsibilities under the agreement. Mr. Cagan is entitled to a certain amount of days of paid vacation, to be scheduled and taken in accordance with the Company's standard vacation policies. In addition, Mr. Cagan is entitled to sick leave and holidays at full pay in accordance with the Company's policies established and in effect from time to time. The Agreement also contains customary provisions for disability, death, confidentiality, indemnification and non-competition. Both the Company and Mr. Cagan have the right to voluntarily terminate the Agreement at any time with or without cause. If the Company voluntarily terminates the Agreement, the Company must pay Mr. Cagan a cash sum equal to his monthly salary over a 12 month period; provided that, said compensation will include all accrued vacation pay and bonuses, if any, as Mr.
Cagan would have been entitled to pursuant to the Agreement. If Mr. Cagan resigns from his employment, he will be entitled to receive compensation amount equal to his annual base salary of $250,000 plus any accrued leave through the date of termination. All of Cagan's rights to his annual base salary and benefits hereunder which accrue or become payable after the date of such termination of the Employment Period shall cease upon such termination. In addition, Mr. Cagan shall be eligible for payment of any bonuses (earned prior to termination) as provided in the Bonus Plan (as defined in the Agreement) and be entitled to exercise his Options in accordance with Exhibit "B" annexed to the Agreement.

ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS.

(a)  Financial  statements  of  business  acquired.

     Not  applicable

(b)  Pro  forma  financial  information.

     Not  applicable

(c)  Shell  company  transactions.

     Not  applicable

(d)  Index  of  Exhibits.

Exhibit
Number                                    Description
------                                    -----------

 10.1               Employment  Agreement  entered  into  by  and between Dennis
                    J. Cagan and Trinity Learning Corporation dated September 1, 2006. (Filed herewith)/

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Trinity Learning Corporation

September  7,  2006                  By:  /s/  Patrick  R.  Quinn
                                          -----------------------
                                   Name:  Patrick  R.  Quinn
                                  Title:  Chief  Financial  Officer